Exhibit 99.1

Allied Nevada Announces Initial Drilling at its Hasbrouck Mountain Project Returns 110 Meters Grading 1.45 g/t Gold

Follow-up Drilling at Hycroft Returns 10 Meters Grading 9.05 g/t AuEq Included Within 130 Meters Grading 1.73 g/t Gold Equivalent in the Vortex Zone

May 14, 2010 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to announce preliminary assay results from the initial core hole of a three core hole exploration program at its Hasbrouck Mountain project, located approximately five miles south of Tonopah, Nevada. Hole HSB10-001 intersected mineralization that outcrops at surface with 110 meters grading 1.45 g/t Au1. Included in the 110 meter intercept are higher grade intervals including 11 meters grading 2.09 g/t Au, 14 meters grading 1.69 g/t Au, 5 meters grading 5.09 g/t Au and 5 meters grading 7.12 g/t Au. Silver assays have not yet been completed for this hole. As per the NI 43-101 technical report dated August 14, 2006, silver indicated resource grades, at a cutoff grade of 0.34 g/t, average 10.97 g/t.

Two holes of the three core hole program, designed to confirm historical drilling and to explore mineralization at depth, have been completed while the third is in progress. These holes are being drilled at a large diameter to also provide samples for metallurgical testing. Historical column leach tests indicate that recoveries could be 54.1% for gold and 19.2% for silver at a crush size of 80% passing 3/8 inch and after 51 days of leaching.

The Hasbrouck Mountain project is an advanced stage exploration project where, historically, 151 holes totaling 22,433 meters have been drilled on the property by various predecessors including Cordex and Newmont. The property hosts an indicated resource of 18.4 million tonnes at an average grade of 0.79 g/t Au and 10.97 g/t Ag for 459,000 contained ounces of gold and 6.5 million contained ounces of silver, as reported in the NI 43-101 compliant technical report dated August 14, 2006, and filed on SEDAR.

Hasbrouck mineralization was deposited by an epithermal hot-spring system and is accompanied by pervasive silicification, with associated adularia and pyrite. The property is located approximately 50 miles south of the Round Mountain open pit mine, a joint venture between Kinross Gold and Barrick Gold.

Follow-up Drilling at Hycroft

Preliminary assays have been received from a hole drilled 70 meters directly west of previously released hole 10-3659 (see press release dated May 7, 2010) in the Vortex Zone at Allied Nevada’s wholly owned Hycroft mine located near Winnemucca, Nevada. Hole 10-3266 intersected 130 meters of mineralization grading 0.45 g/t Au and 69 g/t Ag1 (1.73 g/t AuEq1 ,2 ) from a depth of approximately 420 meters. Included in the 130 meter intercept is an area of higher grade mineralization of 10 meters grading 1.07 g/t Au and 432 g/t Ag (9.05 g/t AuEq). Nearer surface, a high-grade intercept of 23 meters at grades of 0.43 g/t Au and 84 g/t Ag (1.99 g/t AuEq) was also encountered. As previously announced, hole 10-3659, drilled approximately 50 meters west of the Albert Fault in the northwest region of the Vortex Zone, intersected 172 meters of mineralization grading 1.1 g/t Au and 125 g/t Ag (3.4 g/t AuEq). These significant intercepts confirm that the mineralization extends westward from hole 10-3659 and that the Vortex Zone remains open to more development drilling. The intercepts also demonstrate the thickness and continuity of the Vortex Zone.

1	g/t Au = grams per tonne gold; g/t Ag = grams per tonne silver; g/t AuEq = grams per tonne gold equivalent
2	Gold equivalent grades were calculated using a gold price of $650 and silver price of $12 for a silver to gold equivalent conversion factor of 54.1667 to 1.

The reported intercept of 130 meters includes 5 meters for which assay data has not yet been completed and, as such, a zero grade has been assigned at this time.

Vortex mineralization is associated within a rhyolite-hosted hydrothermal breccia and the silver mineralization is primarily contained within pyrargyrite. Drilling in the area has further confirmed our previously suspected feeder system to the west and at depth. High-grade silver mineralization at Vortex has now been intersected along a strike length of 975 meters and laterally 900 meters. High-grade mineralization is present at drill depths up to 600 meters, with continuous zones of mineralization up to 175 meters in length. Mineralization remains open along strike to the north and south, to the west and at depth.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hasbrouck Mountain; statements regarding the results and indications of exploration drilling currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; resource estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates;; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources

This press release and documents referred to herein use the terms “measured”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

Additional Hycroft Drilling and Hasbrouck Initial Drilling	2

The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Mining, an independent consultant for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, please see the technical report dated May 15, 2009 and filed with SEDAR at www.sedar.com. QA/QC controls being applied to the exploration and assay verification process for Hasbrouck are similar to those applied to the Hycroft programs.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom

President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com.

Additional Hycroft Drilling and Hasbrouck Initial Drilling	3